CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made and effective on March 1, 1996, by and between Netter Digital Entertainment, Inc., a Delaware corporation (the "Company") and Trital Acquisition Corp. and Geoffrey Talbot (collectively, the "Consultant"), and is made with reference to the following facts:

     The purpose of this Agreement is to set forth the respective rights and duties of Consultant and the Company in connection with retaining Consultant as a business consultant for the Company.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, representations and warranties contained herein, the parties agree as follows:

     1. Retention. For the term of this Agreement, the Company will retain Consultant and Consultant accepts such retention on the terms and conditions set forth below.

     2. Term. The term of this Agreement shall be for six (6) months from the date of this Agreement and this Agreement shall thereafter automatically be renewed on a monthly basis until either party provides 30-days written notice of non-renewal .

     3. Compensation. For services rendered by Consultant to the Company under this Agreement, the Company shall pay Consultant as follows:

          3.1 Monthly Fee. The Company shall pay to Consultant a monthly fee of Five Thousand Dollars ($5,000.00) per month, made payable in advance to Trital Acquisition Corp. at the beginning of each month.

          3.2 Performance Fee. In the event the Company acquires a target or completes a transaction identified by Consultant, the Company shall pay Consultant a performance fee calculated as follows:

     5% of the first million dollars or part thereof, paid by the Company; 4% of the second million;
     3% of the third million;
     2% of the fourth million;
     1% of the fifth million; and
     1/2% of any amount over $5,000,000.

The performance fee for any transaction introduced by Consultant during the term of this Agreement which is completed after the termination of this Agreement shall be payable to the Consultant upon completion of the transaction. The Company shall be permitted to deduct from any performance fee due such amounts the Company has paid in advance for the establishment and operation of Consultants' Beverly Hills office, including, but not limited to, rent and utilities payments for such office.

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          3.3  Due  Diligence  Fee.  For  any   transaction  not  introduced  by
Consultant, but for which the President of the Company requests Consultant to perform certain services, a due diligence fee for such services, on mutually agreeable terms to be negotiated prior to providing such services, shall be paid by the Company to the Consultant.

     4. Required Services. In consultation with the Company, Consultant shall actively search out and locate suitable acquisition merger, joint venture or similar targets for the Company, conduct preliminary due diligence and valuation analysis of potential targets, whether identified by Consultant or not, and assist the Company, as directed by the President, in consummating acquisitions or similar transactions found suitable by the Company's Board of Directors. The parties hereto agree to report all sums paid and received by Trital Acquisition Corp. under this Agreement to federal and state taxing authorities as sums paid and received under a Consulting Agreement for consulting services.

     5. Expenses. The Company shall reimburse Consultant for any reasonable business expenses which have been pre-approved in writing by the Company in advance of being incurred.

     6. Independent Contractor. It is understood and agreed that Consultant shall be acting only in the capacity of an independent contractor insofar as this Agreement is concerned, and not as a partner, co-venturer, agent, employee, franchisee or representative of the Company. Consultant shall be responsible for payment of all state, federal or other taxes due on all sums paid to Consultant under this Agreement.

     7. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No changes or modifications of or additions to this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

     8. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

     9. Assignment. The rights and obligations of Consultant under this Agreement shall not be assignable without the prior written consent of the Company. The rights and obligations of the Company under this Agreement shall not be assignable without the prior written consent of Consultant which consent shall not be unreasonably withheld or delayed; provided, however, no consent is required in the event of a sale of substantially all of the Company's assets or similar reorganization . Any attempted assignment in violation of this Agreement shall be void and of no effect.

     10. Waivers. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

     11. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given, or on the third (3rd) day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  a.       If to Company:

                           Netter Digital Entertainment, Inc.
                           5200 Lankershim Blvd., Suite 280
                           North Hollywood, California  91601
                           Attention:  Douglas Netter

                           With a copy to:

                           Luce, Forward, Hamilton & Scripps
                           600 West Broadway, Suite 2600
                           San Diego, CA  92101
                           Attention:  Robert G. Copeland, Esq.

                  b.       If to the Consultant:

                           Geoffrey Talbot
                           Trital Acquisition Corp.
                           591 W. Old Mill Road
                           Lake Forest, Illinois 60045

     Either party may change the address to which notices to such party are to be addressed by giving the other party hereto written notice of such change in the manner herein set forth.

     12. Arbitration of Disputes. Any controversy or claim arising out of or relating to the between Consultant and the Company shall be settled by arbitration in accordance with the laws of the State of California by a mutually agreeable arbitrator, whose approval shall not be unreasonably withheld by either party. If the parties cannot agree on the appointment of an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association in Los Angeles, California. Such arbitration shall be conducted in Los Angeles, California in accordance with the rules of the American Arbitration Association, except with respect to the selection of the arbitrator which shall be as provided in this Section 12. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The party or parties againt whom the arbitrator shall render an award shall pay the other party's or parties' reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of its or their rights under this Agreement (including the enforcement of any arbitration award in court), unless and to the extent the arbitrator shall determine that under the circumstances recovery by the prevailing party or parties of all or a part of any such fees and costs and expenses would be unjust.

     13. No Third-Party Benefits. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

     14. Headings. The Section and Subsection headings used herein are for convenience or reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement.

     15. Counterparts. This Agreement may be executed in several counterparts all of which together shall constitute one and the same instrument with the same force and effect as though each of the parties had executed the same document.

     16. Governing Law. This Agreement is made and shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of California and wholly to be performed within California. Venue for any proceeding shall be only in Los Angeles County, California.

     17. Construction. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties shall not be deemed, for the purpose of construction and interpretation, that either party drafted this Agreement.


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                        CONSULTANT:

                                        Trital Acquisition Corp.


                                        By:/s/Geoffrey Talbot
                                           ___________________________________
                                           Geoffrey Talbot, President


                                           /s/Geoffrey Talbot/
                                           ___________________________________
                                           Geoffrey Talbot


                                        COMPANY:

                                        Netter Digital Entertainment, Inc.



                                        By:/s/ Douglas Netter/
                                           ___________________________________
                                           Douglas Netter, President
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